Exhibit 5.1

July 17, 2020

Zynex, Inc.

9555 Maroon Circle

Englewood, CO 80112 USA

Re: Common Stock registered under Registration Statements on Form S-3

We have acted as counsel to Zynex, Inc., a Nevada corporation (the “Company”), in connection with the Underwriting Agreement, dated July 14, 2020 (the “Underwriting Agreement”), by and among the Company, the selling stockholders of the Company named therein (the “Selling Stockholders”, and Piper Sandler & Co., as representative of the several underwriters named therein, relating to the sale by the Company and the Selling Stockholders of an aggregate of 2,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

1. Amended and Restated Articles of Incorporation of the Company;

2. Amended and Restated Bylaws of the Company;

3. The Underwriting Agreement;

4. Registration Statement on Form S-3 (Registration No. 333-230128) as filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 7, 2019 (as such registration statement became effective on March 12, 2019, the “Primary Registration Statement”) pursuant to the Securities Act;

5. The prospectus supplement dated July 14, 2020 and filed with the Commission on July 16, 2020, pursuant to Rule 424(b)(5) promulgated under the Securities Act, together with the base prospectus dated March 12, 2019;

6. Registration Statement on Form S-3 (Registration No. 333-232367) as filed by the Company with Commission on June 26, 2019 (as such registration statement became effective on July 3, 2019, the “Secondary Registration Statement” and, together with the Primary Registration Statement, the “Registration Statements”) pursuant to the Securities Act;

7. The prospectus supplement dated July 14, 2020 and filed with the Commission on July 16, 2020, pursuant to Rule 424(b)(5) promulgated under the Securities Act, together with the base prospectus dated July 3, 2019; and

8. Written consent of the Board of Directors of the Company approving the Underwriting Agreement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed (i) that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and (ii) the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statements and to the references to our firm under the caption “Legal Matters” in the Registration Statements. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Sichenzia Ross Ference LLP

SICHENZIA ROSS FERENCE LLP

1185 Avenue of the Americas | 37th Floor | New York, NY | 10036

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